UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

Bottomline Technologies (de), Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 5, 2009 Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Bank of America N.A. (the “Bank”), pursuant to which the Company has agreed to purchase substantially all of the assets and related operations of the Bank’s PayMode business (the “Asset Purchase”). In connection with the Purchase, the Company and the Bank have agreed to enter into a Services Agreement (the “Services Agreement”) pursuant to which the Company will provide PayMode services to the Bank and the Bank’s customers for a initial term of five years, subject to renewal for successive three-year periods, on terms and conditions further described below.

Asset Purchase Agreement

Under the terms of the Purchase Agreement, the Bank will sell to the Company the Bank’s PayMode electronic payments business, including the vendor network, application software, intellectual property rights and other assets, properties and rights used exclusively or primarily in the PayMode business.  The Purchase Agreement provides that the Company will pay the Bank a cash purchase price of $17,000,000 and issue the Bank a warrant to purchase 1,000,000 shares of common stock of the Company at a purchase price of $8.50 per share.

The warrant will have a term of 10 years and will provide that, subject to certain exceptions, the Bank may not sell shares issued to it upon exercise of the warrant in an amount in excess of 200,000 shares per month or transfer the warrant other than to Bank affiliates for a period of one year from the date the warrant is issued. The Company and the Bank will also enter into a Registration Rights Agreement, pursuant to which the Bank may request that the Company file a registration statement with respect to the warrant shares.  The Bank may request such filing to become effective on or after the one year anniversary of the closing of the Asset Purchase.

The Purchase Agreement contains customary covenants, representations and warranties by the Bank and the Company, including operating covenants by the Bank covering the period after the signing of the Purchase Agreement and prior to the closing of the Asset Purchase. These covenants include a requirement that the Bank not solicit proposals relating to alternative transactions or enter into discussions, provide confidential information or enter into any agreement in connection with proposals for alternative transactions with respect to the PayMode business. The Purchase Agreement also contains customary provisions providing that each party will indemnify the other for breaches of such party’s representations, warranties and covenants set forth in the Purchase Agreement and certain related agreements, as well as for certain other liabilities.  Subject to certain exceptions, each party’s liability with respect to those indemnification obligations relating to breaches of representations and warranties shall not exceed $8,500,000, and neither party will be obligated to indemnify the other in such circumstances for individual damages totaling $25,000 or less, or for the first $200,000 of such indemnifiable damages incurred.

The Company and the Bank currently expect to complete the Asset Purchase in September 2009.  The obligation of each party to consummate the Asset Purchase is subject to the satisfaction or waiver of customary closing conditions including, with respect to the Company’s obligation to close, conditions relating to retention of employees and the availability of transition services.

The Purchase Agreement contains non-compete provisions prohibiting the Company from offering any PayMode products to specified Bank customers during the initial term of the Services Agreement or to certain designated financial institutions for a period of two years after closing. These non-compete obligations will cease in the event the Services Agreement is terminated by the Company due to a material uncured breach by the Bank, insolvency of the Bank or an attempt by the Bank to assign the Services Agreement in violation of its terms, or by the Bank for convenience.

The board of directors of the Company has unanimously approved the Asset Purchase and the Purchase Agreement.

The foregoing description of the Asset Purchase and the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which the Company expects to file as an Exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. The Company intends to request confidential treatment for certain exhibits to the Purchase Agreement, including the Services Agreement.

Services Agreement

In connection with the Purchase Agreement, the Company and the Bank have agreed to enter into a Services Agreement pursuant to which the Company will provide PayMode services to the Bank and its customers, including customary maintenance and support services. The Bank will pay the Company an annual subscription fee plus other specified variable fees for the services.  The Company will deliver enhancements to the system used to provide the PayMode services and related infrastructure and the enhancements will have a specified minimum value over the initial term of the Services Agreement.  A specified set of enhancements to the system used to provide the PayMode services must be delivered within designated timeframes, certain of which will be available exclusively to the Bank and its customers for specified periods.

The Services Agreement has an initial term of five years, to be followed, unless notice of non-renewal is given by either Party, by successive three-year renewal periods,  subject to customary termination events, including the Bank’s right to terminate for convenience, in which case it will pay a specified variable termination fee to the Company.  Should the Services Agreement terminate, the Bank may elect to continue to pay for and receive the PayMode services for up to two years.

Item 8.01. Other Events

     On August 5, 2009, the Company issued a press release announcing its entry into the Purchase Agreement. The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: August 6, 2009	By:	/s/ Kevin Donovan
Kevin Donovan
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 5, 2009.